                                                                   EXHIBIT 10.45

                                   L E A S E


     AGREEMENT made this 5th day of January, 2000, by and between The Hillsborough Group, a General Partnership, duly authorized under the laws of the State of New Hampshire, with a principal place of business at 436 South River Road, Bedford, County of Hillsborough and State of New Hampshire (hereinafter called "Lessor"), and PC Connection, Inc., with a principal place of business located at Route 101A, 730 Milford Road, Merrimack, New Hampshire 03054 (hereinafter called "Lessee").

     WHEREAS, Lessor owns a certain building in Merrimack, New Hampshire; and

     WHEREAS, Lessee desires to lease space in same,

     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.  PREMISES:  The premises to be leased comprise an area of 9,688 square feet,
    --------
more or less, which is located in said building located at 706 Route 101A, Merrimack, New Hampshire;

2.  TERM:  The term of this lease shall consist of a term of fifteen (15)
    ----
months, commencing February 1, 2000, with termination to take place April 30, 2001.

3.  OPTION TO EXTEND THE TERM OF THIS LEASE:  Lessor shall present Lessee a new
    ---------------------------------------
rent to extend this lease for a five-year period under the same terms and conditions as this current lease on or before June 15, 2000. Lessee shall have the option to extend this lease at the new rate under the same terms and conditions. Lessee must exercise this option in writing delivered to Lessor on or before 5:00 P.M. on August 1, 2000 or Lessee loses all rights to extend this lease and Lessor may begin work to replace the windows and entrance to the building as described in paragraph 12 any time after August 1, 2000. If Lessee exercises this option, the term of the five-year extension shall commence on May 1, 2001.

4.  RENT:  The annual rent to be paid to Lessor by Lessee shall be computed at
    ----
the rate of $13.50 per square foot, or an annual rental of $130,788, payable in monthly installments of $10,899.00, in advance on the first (1st) day of each month commencing February 1, 2000. Said payment shall be made to The Hillsborough Group at P. O. Box 4190, Manchester, New Hampshire 03108-4190.

    LATE PENALTY: All rents due on the first shall be received by Lessor on or before the tenth (10/th/) of each month. Lessor will impose a Late Penalty of one and one-half percent (1.5%) per month, each month on the balance owed and not received by the fifth or twentieth of each month.

5.  SECURITY DEPOSIT:  A security deposit consisting of an amount equal to one
    ----------------
(1) month's rent shall be paid commensurate with the payment of the first monthly rental payment. Said security deposit will be held by Lessor and may, in no event, be used as rent by Lessee and will be returned to Lessee at the end of the term subject to all terms and conditions of this lease are met;

6.  COST OF OPERATION:  The parties agree that each shall furnish and pay for
    -----------------
the cost of operation as indicated below:

                                                                      To be furnished by:
     a.   Heat as required -                                                 Lessee
     b.   Electricity as required -                                          Lessee
     c.   Replacement of bulbs and fluorescent tubes -                       Lessee
     d.   Water and sewerage charges -                                       Lessee
     e.   Replacement of broken glass -                                      Lessee
     f.   Janitor, window washing and cleaning services -                    Lessee
     g.   All maintenance and repairs to the demised premises under          Lessee
          the control of Lessee -
     h.   Common area costs, including clearing and removal of ice           Lessee
          and snow from walkways and parking lot area; sanding;
          utility room; trash removal, and grounds maintenance -
     i.   Real estate taxes -                                                Lessee
     j.   Insurance (as described in paragraph 7) -                          Lessee
     k.   Structural integrity of the roof and replacement of any            Lessor
          part of the HVAC system when necessary -

7.   REAL ESTATE TAXES AND INSURANCE: Lessor will maintain all-risk property
     -------------------------------
insurance on said property in the amount of the lesser of: 1.) at least fair market value of said property, or 2.) replacement value of said property. Lessor will also maintain combined bodily injury and property damage insurance on said property in an amount of at least Five Hundred Thousand Dollars ($500,000.00). Such insurance shall be issued by financially responsible insurers duly authorized to do business in the State of New Hampshire.

    Lessor may obtain additional coverage provided that any increases in coverage will be reasonably related to the fair market value of the premises.

    Payments for insurance premiums and real estate taxes will be due and payable within twenty (20) days after statement for same have been received by Lessor and have been presented to Lessee. Lessor will provide Lessee with a certificate or proof of such insurance and real estate costs.

    Lessee will be responsible for obtaining and maintaining its own liability insurance on its own business and operation within said property, as well as insurance coverage on its own personal property and equipment, said insurance shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000.00) per incident and One Million Dollars ($1,000,000.00) in aggregate.

8.  LESSOR'S OBLIGATIONS:  In addition to any of the obligations of Lessor
    --------------------
contained herein, Lessor shall:

    a. Maintain and repair the roof, including the removal of snow if deemed to exceed structural capacity of building, and all structural portions of the
premises and of the building of which the premises are a part;   and

    b.  Maintain and repair of fuel storage tank(s).

9.  LESSOR'S REMEDIES:  Lessor may deem Lessee to be in breach of this lease
    -----------------
following any of the following events:

     a. That Lessee should fail to pay rent or other charges and assessments when due and payable under this lease within ten (10) days following written notice of such default therein;

     b. That Lessee shall fail to commence curing any other violation of its covenants within twenty (20) days after written notice thereof or, having commenced to cure same as aforesaid, shall fail to carry same to conclusion with due diligence; and

     c. Upon the adjudication of Lessee as a bankrupt or the appointment of a receiver of its property.

10.  UNTENANTABILITY:  If the premises, or any portion thereof, are made
     ---------------
untenantable by fire, the elements, or other casualty, rent for the leased premises, or affected portion thereof, shall abate from date of such casualty to restoration of tenantability. Lessor shall restore same with all reasonable speed and, if Lessor does not restore the premises, or the affected portion thereof, to tenantability within one hundred twenty (120) days thereafter, Lessee may then terminate this lease. If the premises are more than fifty percent (50%) destroyed by such casualty, either Lessor or Lessee may terminate this lease unless Lessor is able to rebuild and restore the premises within one hundred twenty (120) days of such casualty. Rent shall abate during such period of untenantability.

11.  INSPECTION:  Lessor shall have the right upon reasonable notice to enter
     ----------
the premises during normal business hours for reasonable inspections and, in addition, shall have the right to show same to prospective tenants during the last two hundred forty (240) days of the term.

12.  IMPROVEMENTS TO THE REAL ESTATE:  Lessor shall have the right to re-
     -------------------------------
landscape and make cosmetic changes to the exterior of the building during the term of the lease. Lessor shall also have the right to replace the windows and entrance to the building and place a for lease sign on the property if the Lessee does not exercise the option to extend this lease (paragraph 3). This work will be coordinated with the Lessee so that the business operation of the Lessee will not be disturbed and security of the facility is not compromised.

13.  SIGNS:  Lessor must approve, in advance of installation, any signs, letters
     -----
and/or plaques which Lessee desires to affix to the building, doors, windows, or any part of the premises. Such approval shall not be unreasonably withheld.

14.  LESSEE'S ALTERATIONS AND IMPROVEMENTS:  Lessee shall not make any
     -------------------------------------
alterations or improvements to the demised premises without the prior written consent of the landlord, which consent shall not be unreasonably withheld.

15.  LESSEE'S IMPROVEMENTS:  Upon the termination of this lease, or any
     ---------------------
extension thereof, any and all improvements, alterations or modifications which are affixed to the real estate, and normally considered to be part of the real estate, shall become the property of the Lessor. This includes, but is not limited to, ceilings, flooring, carpeting, shelving (which is affixed to the real estate), partitions, walls, wall coverings and the like. At the termination of this lease, Lessee may remove its own personal property not considered part of the real estate, such as Venetian blinds, curtains, office equipment, business machines, trade fixtures, signs and the like, not affixed to the real estate.

16.  CONDEMNATION:  If the leased premises, or any significant portion thereof,
     ------------
are taken by eminent domain, or condemned for public use, this lease may be terminated by either the Lessor or Lessee, and any and all awards for such taking shall be the exclusive property of the Lessor; provided, however, that nothing contained herein shall be construed to preclude Lessee from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business or depreciation or, damage to, or cost of removal of, or the value of stock and other personal property belonging to the Lessee; provided, however, that no such claim shall diminish or otherwise adversely affect Lessor's award or the award of any mortgagee.

17.  LEGAL FEES:  In the event that Lessor is obligated to maintain legal action
     ----------
against Lessee for the collection of rent or other charges or assessments under this lease, or for any other matter in connection with said lease, or as a result of Lessee's default and providing that Lessor prevails, then Lessor will be entitled to receive reimbursement for attorney's reasonable fees and costs incidental to such legal action.

18.  SUCCESSORS AND ASSIGNS:  This lease is binding on the parties hereto and
     ----------------------
their respective heirs, executors, administrators, successors and assigns. This lease may be assigned by Lessee, to its parent, subsidiary, or sister corporations, provided Lessee shall remain obligated to make all payments required hereunder.

19.  ENTIRE AGREEMENT:  This lease embodies the entire agreement between the
     ----------------
parties. There are no promises, terms, conditions or obligations referring to the subject matter, other than those contained herein. There may be no modification of this lease except in writing, executed by both Lessor and Lessee, with the same formalities as this lease.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed by a duly authorized officer and the corporate seal affixed hereto on the day and year first above written.


                                   LESSOR:

                                   THE HILLSBOROUGH GROUP


/s/ Constance Fournier             By:  /s/ Harold Butler Jr.
----------------------                  --------------------
Witness
                                   Its:  Partner


                                   LESSEE:

                                   PC CONNECTION, INC.


/s/ R.A. Pratt                     By: /s/ Wayne L. Wilson
--------------                         -------------------
Witness
                                   Its:  President